                                                                    Exhibit 10.1


                      SECOND AMENDMENT TO CREDIT AGREEMENT


                  This SECOND AMENDMENT TO CREDIT AGREEMENT dated as of August 15, 2000 (this "Amendment"), among RUBIO'S RESTAURANTS, INC AND RUBIO'S RESTAURANTS OF NEVADA (collectively the "Borrowers") and FLEET NATIONAL BANK formerly known as BANKBOSTON, N.A., (the "Bank").

                  WHEREAS, pursuant to the Credit Agreement (as defined below), the Bank has agreed to make Revolving Credit Loans and a Term Loan to the Borrower as provided in the Credit Agreement (as defined below);

                  WHEREAS, the Borrower and the Bank wish to revise certain provisions of the Credit Agreement as provided below eliminating the Term Loan, setting a performance grid for interests rate, and permitting the Borrower to engage in a Secondary Offering (as defined below) and making certain other changes to the Credit Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1) REFERENCE TO CREDIT AGREEMENT.

                  Reference is made to the Revolving Credit and Term Loan Agreement dated as of May 13, 1998 (as the same may be amended and restated from time to time, the "Credit Agreement") between the Borrower and the Bank. Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2) AMENDMENTS.

                  The Borrower and the Bank agree that the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

a) The following definitions in Section 1.1 Defined Terms are added or amended in their entirety as follows:

         "APPLICABLE MARGIN" means, for any Payment Period (as defined below), the respective percentages indicated below for Revolving Credit Loans, as applicable, based on the ratio of the Consolidated Total Funded Debt to Consolidated EBITDA (the "Leverage Ratio") for such Payment Period:


                                              APPLICABLE MARGIN (% PER ANNUM)
                 ========================================================== ============== ==============
                 LEVERAGE RATIO                                             ADJUSTED       ADJUSTED
                                                                            BASE RATE      LIBOR
                                                                            LOANS          LOANS
                 ========================================================== ============== ==============
                 Level I                                                    1.00%          2.50%
                 less than 1.50 to 1
                 ========================================================== ============== ==============
                 Level II                                                   1.50%          3.00%
                 greater than or equal to 1.50 to 1 but less than
                 2.00 to 1
                 ========================================================== ============== ==============
                 Level III greater than 2.00 to 1                           2.00%          3.50%
                 ========================================================== ============== ==============


         For purposes hereof, a "Payment Period" means (i) initially, the period (the "Initial Payment Period") commencing on the date hereof to the date of the actual receipt by the Bank of the report required under
         Section 5.1 hereof for the fiscal quarter ending after the date hereof and (ii) thereafter, the period commencing on the day immediately succeeding the last day of the prior Payment Period to but not including the first day of the calendar month immediately succeeding the earlier of (x) the due date of the next report under Section 5.1 hereof or (y) the date of the actual receipt by the Bank of such report. If the report under Section 5.1 hereof is not received on the date required hereunder the Applicable Margin shall increase to Level III until such time as the Event of Default arising from failure to deliver such report is cured by Borrower to the reasonable satisfaction of the Lender. The Applicable Margin shall be set for the Initial Payment Period at Level I.

         "CLASS" when used in reference to any Loan, Borrowing or Commitment, refers to Revolving Credit Loans.

         "COMPLIANCE CERTIFICATE" means a certificate required to be delivered by the Borrower to the Bank pursuant to Section 5.1(d) signed by a Senior Officer, in substantially the form of the revised compliance certificate designated EXHIBIT I hereto.

         "LOANS" means the Revolving Credit Loans.

         "PERMITTED NEW RESTAURANTS" shall mean restaurants which can be constructed under the limitations provided in Section 6.9 (d) of the Credit Agreement.

         "POST-DEFAULT RATE" has the meaning provided in Section 2.9 (c) of the Credit Agreement.

         "REVOLVING CREDIT COMMITMENT" means an amount not to exceed
         $12,000,000.

         "REVOLVING CREDIT MATURITY DATE" means the earlier of July 31, 2004 or the date upon which the Borrower receives notice of redemption under any series of preferred stock issued by the Borrower, unless extended in accordance with Section 2.3(a), in which case the "Revolving Credit Maturity Date" shall be such extended date.

         "REVOLVING CREDIT NOTE" means the amended and restated revolving credit note substantially in the form appended hereto as EXHIBIT A.

         "SECONDARY OFFERING" means any additional offering on the public markets of the common stock of the Borrower.

b) All references to Term Loan Commitment, Term Note or Term Loan in the Credit Agreement are deleted in their entirety and the parties agree that the Term Loan Commitment is fully discharged.

c) The following is hereby substituted for Section 2.9 (a) and (b) of the Credit
Agreement:

         (a) The Loans comprising Revolving Credit Loans at the Base Rate shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin.

         (b) The Loans comprising Revolving Credit Loans at the LIBO Rate shall bear interest of a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin.

d) Section 3.4 (a) of the Credit Agreement is amended in its entirety to read as follows:

         (a) The Borrower has heretofore delivered to the Bank the following financial statements:

                  (i) The audited balance sheet and statement of earnings
                  (loss), stockholder's deficit and cash flows of the Borrower, as of and for fiscal years ending December 26, 1999, accompanied by an opinion of Deloitte, Touche LLP, independent public accountants;

                   (ii) the unaudited balance sheet and statements of earnings
                  (loss), stockholders' deficit and cash flows of the Borrower as of and for the six months ending four-week periods ended June 25, 2000, certified by a Senior Officer that such financial statements fairly present (subject to normal year-end audit adjustments) the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods ended on such dates and that all such financial statements, including the related schedules and notes thereto have been prepared in accordance with GAAP applied consistently throughout the periods involved; and

e) Section 3.4 (c) of the Credit Agreement is amended in its entirety to read as follows:

         (c) The Borrower has furnished to the Bank annual combined financial projections dated as of June 2000 and covering fiscal years 2000 through 2004. Such financial projections are based on good faith estimates and assumptions made by the Borrower and its management, and on the Closing Date, such parties believed that the projections were reasonable and attainable, it being recognized by the Bank, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the projections may differ from the projected results and that the differences may be material.

f) Section 5.10 of the Credit Agreement is amended in its entirety to read as follows:

         5.10 USE OF PROCEEDS. The proceeds of the Loans will be used only as follows: (i) no more than $1,000,000 outstanding at any one time of the Revolving Loans may be used for working capital and general corporate purposes of the Borrower, (ii) to fund Letters of Credit, and (iii) the balance of the Revolving Loans may be used for Permitted New Restaurants. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

g) Section 6.9 of the Credit Agreement is amended in its entirety to read as follows:

         6.9 Certain Financial Covenants. All of the following covenants shall be measured at the end of each fiscal quarter of the Borrower, based on the four immediately preceding fiscal quarters of the Borrower, except as otherwise set forth below.

                  (a) FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the ratio of Consolidated Cash Flow Plus Rental Expense on the last day of each fiscal quarter for the four fiscal quarters then ended to Consolidated Financial Obligations plus Rental Expense indicated below to be not less than the following at the end of:

                           Each fiscal quarter ending in fiscal year 2000 and fiscal year 2001, to be less than 1.55 to 1.00

                           Each fiscal quarter ending in fiscal year 2002 and thereafter to be less than 1.5 to 1.00

                  (b) MINIMUM INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of Consolidated EBITDA on the last day of each fiscal quarter for the four fiscal quarters then ending to Consolidated Interest Expense during the fiscal year 2000 and thereafter to be less than 5.00 to 1.00.

                  (c) MAXIMUM TOTAL LEVERAGE RATIO. The Borrower will not permit the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA at the end of each fiscal quarter for the four fiscal quarters then ended to exceed 2.25 to 1.00 for all of the fiscal quarters ending on and after March 30, 2000.

                  (d) CAPITAL EXPENDITURES. The Borrower shall not incur Capital Expenditures in each of the following fiscal years which exceed: $18,000,000 in fiscal year 2000, $19,000,000 in fiscal year 2001, $20,000,000 in fiscal year 2002, $22,000,000 in fiscal year 2003 and $23,000,000 in fiscal year 2004; provided that the Borrower shall not build any additional stores unless the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA does not exceed 1.25 to 1.00 and on a proforma basis will not exceed 1.25 to 1.00 after such capital expenditure. Up to 50% of the total amount of Capital Expenditures permitted hereunder which is not used in any fiscal year may be carried forward to the next fiscal year, but not thereafter.
                  (e) The Borrower shall have minimum Consolidated EBITDA at the end of each fiscal period as follows:


                           Fiscal Period                                             Minimum Ebitda
                           -------------                                             --------------
                           Third Fiscal Quarter of Fiscal Year 2000                  $ 6,800,000

                           Fourth Fiscal Quarter of Fiscal Year 2000                 $ 6,900,000

                           First Fiscal Quarter of Fiscal Year 2001                  $ 7,700,000

                           Second Fiscal Quarter of Fiscal Year 2001                 $ 8,200,000

                           Third Fiscal Quarter of Fiscal Year 2001                  $ 8,900,000

                           Fourth Fiscal Quarter of Fiscal Year 2001                 $ 9,400,000

                           At the end of each Fiscal Quarter in Fiscal Year 2002     $10,000,000
                           for the four fiscal quarters then ended.

                           At the end of each Fiscal Quarter in Fiscal Year 2003     $13,500,000
                           for the four fiscal quarters then ended.

                           At the end of each Fiscal Quarter in Fiscal Year 2004     $18,000,000
                           for the four fiscal quarters then ended.


(d) AMENDMENT OF SECTION 6.4 OF THE CREDIT AGREEMENT. Section 6.4 of the Credit Agreement is amended by adding the following to the end thereof:

                  Notwithstanding the foregoing, a Secondary Offering shall not be a violation of any of the provisions of this Section 6.4

h) Section 6.8 of the Credit Agreement is amended to read as follows:

                  6.8 DISTRIBUTIONS. The Borrower shall not issue additional shares of any class except as provided in Schedule 6.8 hereof or in conjunction with any Secondary Offering.

i) AMENDMENT OF SECTION 7.1 (m) OF THE CREDIT AGREEMENT. Section 7.1(m) of the Credit Agreement is amended to read as follows:

                  (m) the failure of the current holders of the common stock of the Borrower (x) to own collectively, beneficially and of record, at least 66% of the capital stock of the Borrower or
                  (y) to control at least 66% of the voting rights in the Borrower; provided that upon the death of any of the foregoing, no Event of Default shall occur if such stock or interest is transferred to members of the deceased's immediate family or such person's personal representative and it shall not be an Event of Default if the common stock ownership is reduced after and as part of any Secondary Offering.

j) Section 8.1 is amended in its entirety to read as follows:

         8.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to the Borrower, to Joseph N. Stein, Rubio's Restaurants, Inc. 1902 Wright Place, Suite 300 Carlsbad, CA 92008, fax number (760) 929-8203 with a copy to Ray Nopper 1902 Wright Place, Suite 300 Carlsbad, CA 92008.

         (b) if to the Bank, to Fleet National Bank, 100 Federal Street, Mail Code 01-09-05, Boston, Massachusetts 02110, Attention: Thomas P. Tansi, Director (Fax No. (617) 434-0637), with a copy to Lane Altman & Owens LLP, 100 Federal Street, Boston, Massachusetts 02110, Attention:
         Richard S. Rosenstein, Esq. (Fax No. 617-345-0400).

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

2) AFFIRMATION OF SECURITY AGREEMENTS AND INTELLECTUAL PROPERTY SECURITY AGREEMENTS.

a) The Borrowers affirm that the Security Agreements (as defined in the Credit Agreement) remain in full force and effect and secure all of the Obligations either current or future due to the Bank.

b) The Borrower has delivered this date revised Perfection Certificates for each of them, which are true and correct.

c) The Borrowers affirm that the Intellectual Property Security Agreements (as defined in the Credit Agreement) remain in full force and effect and secure all of the Obligations either current or future due to the Bank.

d) The Borrowers have delivered this date revised Schedules for the Intellectual Property Security Agreement, which are true and correct.

3) NO DEFAULT; REPRESENTATIONS AND WARRANTIES, ETC.

                  The Borrower hereby confirms that: (a) the representations and warranties of the Borrower contained in the Credit Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date), as modified by any amendment of Schedules presented herewith; (b) the Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on their part to be observed or performed; and (c) after giving effect to this Amendment, no Event of Default, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

4) CONDITIONS TO THIS AMENDMENT.

                  This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied:

         a) COUNTERPARTS OF AGREEMENT. The Bank shall have received from each party hereto a counterpart of this Agreement signed on behalf of such.

         b) NOTE. The Bank shall have received the Revolving Credit Note duly completed and executed by the Borrower.

         c) CORPORATE MATTERS. The Bank shall have received such documents and certificates as the Bank or Special Counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Bank and its counsel.

         d) SECURITY INTERESTS. The Bank shall have received the results of UCC searches in every jurisdiction in which the Borrower operates or intends to operate in the next twelve months and has determined that the Bank either has or upon filing a financing statement will have a First Priority on all of the assets of the Borrower in each of those states which can be perfected by filing of a financing statement. Provided that all additional financing statements must be filed within 10 days of the date of this Amendment.

         e) PERFECTION CERTIFICATES. The Borrower has delivered to the Bank updated Perfection Certificates.

         f) LANDLORD WAIVERS. The Borrower will use all of its best efforts to deliver Landlord Waivers in the form appended hereto as Exhibit G for the locations listed on Schedule 3.5 as revised through the date of closing of this Second Amendment. Provided that all such Landlord Waivers must be delivered no later than sixty (60) days after the date of this Amendment.

         g) EVIDENCE OF INSURANCE. The Bank shall have received a certificate from the Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that the Bank has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

         h) NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. The Borrower shall have obtained all permits, licenses, authorizations or consents from all Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and agreements listed on
         Schedule 3.14 (and so identified thereon) annexed hereto, in each case that are necessary or advisable in connection with the Loan Documents and the continued operation of the business conducted by the Borrower, in substantially the same manner as presently conducted, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         i) NO MATERIAL ADVERSE EFFECT. There shall have occurred no Material Adverse Effect (in the reasonable opinion of the Bank) as to the Borrower taken as a whole.

         j) OPINION OF COUNSEL TO BORROWER. The Bank shall have received a favorable written opinion (addressed to the Bank and dated the Closing
         Date) of Brobeck, Phleger & Harrison, LLP, counsel to the Borrower covering such matters relating to the Borrower, this Agreement, the other Loan Documents or the Transactions as the Bank shall reasonably request (and the Borrower hereby requests such counsel to deliver such opinion).

         k) FEES AND EXPENSES. The Bank shall have received all fees and other amounts due and payable at or prior to the Closing Date, including, a the closing fee and all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder and payment of fees and expenses due to Special Counsel and all of Special Counsel's out of pocket expenses.

         l) FINANCIAL STATEMENTS. The Bank shall have received the financial statements for fiscal year ending December 26, 1999, as audited by Borrower's Accountant.

         m) Other Documents. The Bank shall have received such other documents as the Bank or any Lender or Special Counsel shall have reasonably requested.

5) MISCELLANEOUS.

a) Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents shall remain in full force and effect. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

c) This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.


                                          RUBIO'S RESTAURANTS, INC.

                                          By /s/ Ralph Rubio
                                            ------------------------------------
                                          Name: Ralph Rubio
                                          Title:  President


                                          RUBIO'S RESTAURANTS OF NEVADA, INC.

                                          By /s/ Richard Rubio
                                            ------------------------------------
                                          Name: Richard Rubio
                                          Title:  President


                                          FLEET NATIONAL BANK
                                          formerly known as
                                          BankBoston, N.A.


                                          By /s/ Thomas Tansi
                                            ------------------------------------
                                          Name: Thomas Tansi
                                          Title: Director